SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
             OF THE SECURITIES EXCHANGE ACT OF 1934


                   Check the appropriate box:

               [ X ]  Preliminary Information Statement
               [   ]  Confidential, For Use Of The Commission
                        Only (As Permitted By Rule 14c-5 (d)(2)
               [   ]  Definitive Information Statement


                   EDGE TECHNOLOGY GROUP, INC.
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        (Name of Registrant as Specified In Its Charter)

       Payment of Filing Fee (Check the appropriate box):

               [ X ]   No fee required.
               [   ]   Fee computed on table below per
                       Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4) Proposed maximum aggregate value of transaction:

                                $
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                       (5) Total fee paid:

                                $
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     [   ]  Fee paid previously with preliminary materials.


[   ]  Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:



      First mailed to stockholders on or about December 28, 2001.


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                   EDGE TECHNOLOGY GROUP, INC.
                         6611 Hillcrest
                             No. 223
                       Dallas, Texas 75205


To the Stockholders of Edge Technology Group, Inc.:

     Enclosed is an Information Statement that we are sending to you in connection with the approval of an amendment to Edge's Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value per share, from 22,500,000 to 100,000,000 as described in the attached Information Statement.

     Our Board of Directors has already approved the transaction. The stockholders who collectively hold a majority of the voting power of our Common Stock have already approved the transaction by written consent, to be effective twenty (20) days from the date of the Information Statement. Therefore, this Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described in this Information Statement.

     We encourage you to read this Information Statement carefully.


                         Sincerely,

                         Graham C.  Beachum, II
                         President and Chief Executive Officer
December 28, 2001


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                   EDGE TECHNOLOGY GROUP, INC.
                         6611 Hillcrest
                             No. 223
                       Dallas, Texas 75205

                      INFORMATION STATEMENT
                               AND
            NOTICE OF ACTION TAKEN WITHOUT A MEETING

                     Dated December 28, 2001


     This Information Statement and Notice of Action Taken Without a Meeting (collectively, the "Information Statement") is furnished to the stockholders of Edge Technology Group, Inc., (the "Company" or "Edge"), a Delaware corporation, to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of the Company's Common Stock that were entitled to vote on such action. This Information Statement also constitutes notice of action taken without a meeting as required by Section 228 of the Delaware General Corporation Law.

     The written consent approved an amendment to Edge's Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value per share (the "Common Stock"), from 22,500,000 to 100,000,000. Stockholders holding a majority of the outstanding shares of our Common Stock have signed the written consent. Therefore, all required corporate approvals of the transaction have been obtained, subject to furnishing this notice and effective 20 days from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

                We Are Not Asking You for a Proxy
          and You Are Requested Not to Send Us a Proxy.

The record date for determining stockholders entitled to receive this Information Statement has been established as of the close of business on December 21, 2001. As of the record date, we had 16,385,143 shares of Common Stock issued and outstanding. Each share of our Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders.

  APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
           INCREASE AUTHORIZED SHARES OF COMMON STOCK

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     Our Board of Directors has unanimously adopted an amendment to our Certificate of Incorporation to increase the authorized number of shares of our Common Stock from 22,500,000 shares to 100,000,000.

     The purpose of increasing the number of authorized shares of Common Stock is to provide additional authorized shares which may be issued for future financings, upon the exercise of options and warrants and for acquisitions and such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of Common Stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

     If the amendment is approved, the Board of Directors would be authorized to issue any of the additional shares of Common Stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the Common Stock may be listed. At the present time, the Common Stock is not listed with any exchange. When and if they are issued, the additional shares of Common Stock would have the same rights and privileges as the presently outstanding shares of Common Stock.

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                   COMPANY CONTACT INFORMATION


     All inquiries regarding the Company should be addressed to the Company's principal executive offices: Edge Technology Group, Inc., 6611 Hillcrest, No. 223, Dallas, Texas 75205, attention:
President; telephone (214) 999-2245.


                    By Order of the Board of Directors:

                          /s/ Graham C. Beachum II
                    --------------------------------
                    Graham C. Beachum II, President
                        and Chief Executive Officer


December 28, 2001